Exhibit 99.1

News Release

U-Store-It Trust Reports Operating Results for the Three Months Ended June 30, 2008

CLEVELAND, OH — (MARKET WIRE) — August 7, 2008 — U-Store-It Trust (NYSE: YSI) announced its operating results for the three months ended June 30, 2008. “We are very pleased with the results of the quarter. We gained physical occupancy, we achieved strong same-store growth and we’re reporting Funds from Operations in line with our previous guidance.  Supply remains in check and industry fundamentals are holding up nicely as evidenced by our same-store gains in rentals, physical occupancy, rental rates and revenues over comparable levels from a year ago,” said Dean Jernigan, President and Chief Executive Officer of U-Store-It.

Significant highlights of the quarter include:

•                  Funds from Operations (“FFO”) of $0.24 per share for the three months ended June 30, 2008.

•                  An increase in second quarter rental income and total revenue on the 382 same-store facilities by 5.6% and 4.8%, respectively, when compared to the three months ended June 30, 2007.

•                  An increase in second quarter net operating income (“NOI”) on the 382 same-store facilities by 2.3% when compared to the three months ended June 30, 2007.

•                  Average second quarter same-store physical occupancy (calculated on square feet) of 80.7%, a gain of 50 basis points over the second quarter of 2007.  Ending occupancy on the same-store portfolio was 81.9% on June 30, 2008 compared to 81.7% on June 30, 2007.

•                  A 260 basis point sequential increase in same-store physical occupancy from March 31, 2008 to June 30, 2008.

•                  A 2.2% increase, or 900 additional units rented across the same-store portfolio in the second quarter of 2008 compared to the same quarter of last year.

•                  Same-store realized annual rent per square foot during the quarter of $10.77, an increase of 5.0% over the second quarter of 2007.

President and Chief Executive Officer Dean Jernigan commented, “Again this quarter, we are pleased to report very strong same-store growth. We are encouraged by our progress in growing occupancy in our portfolio as evidenced by our increases in same-store physical occupancy over the second quarter of last year. Our top-line growth continues to be driven not only by occupancy, but by solid increases in our in-place rents as we focus daily on controlling discounts and selectively pushing rates.”

Funds from Operations

FFO grew 2.0% to $15.0 million for the second quarter of 2008, compared to $14.7 million for the second quarter of 2007. The Company’s reported second quarter 2008 FFO per share of $0.24 was negatively impacted by approximately (i) $0.01 per share (approximately $0.6 million of costs included in General and Administrative Expense) related to a write-off of due diligence costs, and (ii) $0.01 per share attributable to the Company’s development asset acquired in January 2007 and the lease-up portfolio acquired in September 2007.

“Our results are in line with our guidance and expectations. Our FFO was $0.25 per share, the mid-point of our guidance, had we not written off certain third-party due-diligence costs during the quarter. We continue to make solid progress on our asset disposition program and in our marketing of a potential joint venture.  As expected, our same-store operating expense growth reflects the investment of marketing dollars at the beginning of the rental season in order to generate the greatest return and we are pleased with the result.  We are affirming our previously issued 2008 full-year FFO per share and same-store NOI guidance,” said Christopher Marr, Chief Financial Officer.

Operating Results

The Company reported net income of $0.3 million or $0.01 per share in the second quarter of 2008, compared to net income of $0.3 million or $0.00 per share for the quarter ended June 30, 2007.

Total revenues increased $4.9 million and property operating expenses increased $3.6 million in the second quarter of 2008, compared to the same period in 2007.  These increases are attributable to the acquisition of 15 self-storage facilities for approximately $134.3 million since June 30, 2007 and increases in same-store revenues and expenses.  Depreciation expense increased $3.7 million in the second quarter of 2008, compared to the same quarter of 2007 due to additional depreciation and amortization of intangible assets attributable to the acquisition of self-storage facilities. General and administrative expenses increased by $0.7 million in the second quarter of 2008, compared to the same period in 2007, primarily attributable to the aforementioned write-off of due diligence costs of $0.6 million.

Interest expense was $13.0 million in both the second quarter of 2008 and the second quarter of 2007, as a result of the additional interest expense on debt used to fund the acquisition of 15 facilities purchased since June 30, 2007 offset by lower interest rates on variable rate debt during the 2008 period.  In April 2008, the Company entered into interest rate swap agreements that effectively fix the 30-day LIBOR interest rate on and additional $200 million of LIBOR based borrowings at 2.7625% per annum until November 2009.

The Company’s 403 owned facilities, containing 25.9 million rentable square feet, had a physical occupancy at June 30, 2008 of 81.5% (81.8% excluding the lease-up assets) and an average physical occupancy for the quarter ended June 30, 2008 of 80.3% (80.6% excluding the lease-up assets).

Same-Store Results

The Company’s same-store pool at June 30, 2008 represented 382 facilities containing approximately 24.3 million rentable square feet and representing approximately 93.9% of the aggregate rentable square feet of the Company’s 403 owned facilities. These same-store facilities represent approximately 94.8% of property net operating income for the quarter ended June 30, 2008.

The same-store average physical occupancy for the second quarter of 2008 was 80.7% compared to 80.2% for the same quarter of last year. In-place annual rent per square foot grew 1.1% to $12.22 in the second quarter of 2008 over the same quarter of last year.  Same-store rental income for the second quarter of 2008 grew 5.6% over the same period in 2007. Same-store total revenues and operating expenses grew 4.8% and 9.0%, respectively, over the second quarter of

2007. Same-store net operating income grew 2.3% in the second quarter of 2008 compared to the same quarter of 2007.

Disposition Activity

During the quarter, we disposed of five facilities for aggregate proceeds of $12.5 million and recognized gains totaling $5.3 million. We do not include these gains in our $0.24 of FFO per share.

Quarterly Dividend

On May 7, 2008, the Company declared a dividend of $0.18 per share. The dividend was paid on July 22, 2008, to shareholders of record on July 7, 2008.

Third Quarter and Full Year 2008 Financial Outlook

The Company affirms its previously issued 2008 earnings guidance estimating fully-diluted FFO per share will be between $0.93 and $0.97, and that its fully-diluted net loss per share for the period will be between $0.16 and $0.21. The Company’s estimate is based on the following key assumptions:

•                  General and administrative expenses of approximately $23.0-$24.0 million

•                  Same-store average occupancy of 80.0%-82.0%

•                  Same-store revenue growth of 4.0%-4.5%

•                  Same-store expense growth of 3.0%-3.5%

•                  Same-store net operating income growth of 4.5%-5.5%

•                  Dilution during 2008 from the 15 development/lease-up properties of approximately $0.02 to $0.03 per share

2008 Guidance	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$(0.21)	to	$(0.16)
Less: gains on sales of real estate, per share	(0.10)		(0.10)
Plus: real estate depreciation and amortization, per share	1.24		1.23
FFO per diluted share	$0.93	to	$0.97

The Company estimates that its fully-diluted FFO per share for the three months ending September 30, 2008 will be between $0.23 and $0.25, and that its fully-diluted net loss per share for the period will be between $0.06 and $0.08.

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, August 8, 2008, to discuss financial results for the three months ended June 30, 2008.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.ustoreit.com. The dial-in numbers are 1-800-860-2442 for domestic callers and +1 412-858-4600 for international callers. After the live webcast, the call will remain available on U-Store-It’s website for thirty days. In addition, a telephonic replay of the call will be available until September 9, 2008. The replay dial-in number is 1-877-344-7529 for domestic callers and +1 412-317-0088 for international callers.  The reservation number for both is 421601.

Supplemental operating and financial data as of June 30, 2008 is available on our corporate website under the heading “Investor Relations and Corporate Information.”

About U-Store-It Trust

U-Store-It Trust is a self-administered and self-managed real estate investment trust. The Company’s self-storage facilities are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. According to the Self-Storage Almanac, U-Store-It Trust is one of the top four owners and operators of self-storage facilities in the United States.

Non-GAAP Performance Measurements

FFO is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”). The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

We define net operating income, which we refer to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income: interest expense, loan procurement amortization expense, early extinguishment of debt, minority interest, loss on sale of storage facilities, depreciation and general and administrative, and deducting from net income: income from discontinued operations, gains on sale of self-storage facilities, and interest income.  NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements.  Risk, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt; increases in interest rates and operating costs; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; changes in real estate and zoning laws or regulations; risks related to natural disasters; potential environmental and other liabilities; and other factors affecting the real estate industry generally or the self-storage industry in particular.  The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business-Risk Factors” in the Company’s Annual Report on Form 10-K, which discuss these and other risks and factors that could cause the Company’s actual results to differ materially from any forward-looking statements.  We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required by securities laws.

Contact:

U-Store-It Trust

Christopher P. Marr

Chief Financial Officer

(610) 293-5700

U-STORE-IT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 30,	December 31,
	2008	2007

ASSETS
Storage facilities	$1,925,616	$1,916,396
Accumulated depreciation	(302,356)	(269,278)
	1,623,260	1,647,118
Cash and cash equivalents	651	4,517
Restricted cash	18,199	15,818
Loan procurement costs - net of amortization	5,284	6,108
Other assets - net of amortization	10,031	14,270
Total assets	$1,657,425	$1,687,831

LIABILITIES AND SHAREHOLDERS’ EQUITY

Revolving credit facility	$212,200	$219,000
Unsecured term loan	200,000	200,000
Secured term loan	57,419	47,444
Mortgage loans and notes payable	556,441	561,057
Accounts payable, accrued expenses and other	28,098	33,623
Due to related parties	—	110
Distributions payable	11,324	11,300
Deferred revenue	10,908	10,148
Security deposits	522	548
Total liabilities	1,076,912	1,083,230

Minority interests	47,124	48,982

Commitments and contingencies

Shareholders’ Equity
Common shares $.01 par value, 200,000,000 shares authorized, 57,620,495 and 57,577,232 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	576	576
Additional paid in capital	799,300	797,940
Accumulated other comprehensive loss	(713)	(1,664)
Accumulated deficit	(265,774)	(241,233)
Total shareholders’ equity	533,389	555,619
Total liabilities and shareholders’ equity	$1,657,425	$1,687,831

U-STORE-IT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,
	2008	2007

REVENUES
Rental income	$56,158	$50,965
Other property related income	4,249	4,387
Other - related party	—	122
Total revenues	60,407	55,474
OPERATING EXPENSES
Property operating expenses	25,494	21,890
Property operating expenses - related party	—	14
Depreciation	20,251	16,562
General and administrative	6,469	5,648
General and administrative - related party	—	118
Total operating expenses	52,214	44,232
OPERATING INCOME	8,193	11,242
OTHER INCOME (EXPENSE)
Interest:
Interest expense on loans	(12,965)	(12,955)
Loan procurement amortization expense	(486)	(445)
Interest income	32	91
Other	71	—
Total other expense	(13,348)	(13,309)
LOSS FROM CONTINUING OPERATIONS BERFORE MINORITY INTERESTS	(5,155)	(2,067)
MINORITY INTERESTS	407	168

LOSS FROM CONTINUING OPERATIONS	(4,748)	(1,899)
DISCONTINUED OPERATIONS
Income from operations	145	267
Gain on disposition of discontinued operations	5,308	2,122
Minority interest attributable to discontinued operations	(442)	(195)
Income from discontinued operations	5,011	2,194
NET INCOME	$263	$295

Basic and diluted loss per share from
continuing operations	$(0.08)	$(0.03)
Basic and diluted earnings per share from
discontinued operations	0.09	0.03
Basic and diluted loss per share	$0.01	$—

Weighted-average basic and diluted shares outstanding	57,620	57,438

Distributions declared per common share and unit	$0.18	$0.29

Same-store facility results (382 facilities)

(in thousands, except percentage and per square foot data)

	Three months ended
	June 30,
			Percent
	2008	2007	Change
REVENUES
Rental income	$52,804	$49,991	5.6%
Other property related income	4,008	4,232	-5.3%

Total revenues	$56,812	$54,223	4.8%

OPERATING EXPENSES
Property taxes	7,043	6,676	5.5%
Personnel expense	5,926	5,473	8.3%
Advertising	1,706	980	74.1%
Repair and maintenance	875	725	20.8%
Utilities	2,216	2,042	8.5%
Property insurance	802	924	-13.2%
Other expenses	3,113	3,068	1.5%

Total operating expenses	$21,681	$19,888	9.0%

Net operating income (1)	$35,131	$34,335	2.3%

Gross margin	61.8%	63.3%

Period average occupancy (2)	80.7%	80.2%

Period end occupancy (3)	81.9%	81.7%

Total rentable square feet	24,297	24,297

Realized annual rent per occupied square foot (4)	$10.77	$10.26

In place annual rent per square foot (5)	$12.22	$12.09

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$35,131	$34,335
Non same-store net operating income (1)	1,737	1,054
Indirect property overhead	(1,955)	(1,819)
Depreciation	(20,251)	(16,562)
General and administrative expense	(6,469)	(5,766)

Operating Income	$8,193	$11,242

(1)	Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes the impact of depreciation and general & administrative expense.
(2)	Square feet occupancy represents the weighted average occupancy for the period.
(3)	Represents occupancy at June 30 of the respective year.
(4)	Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.
(5)	In place annual rent per square foot represents annualized contractual rents per available square foot for the period.

Non-GAAP Measure — Computation of Funds From Operations

(in thousands, except per share data)

	Three months ended
	June 30,
	2008	2007

Net income	$263	$295

Add (deduct):
Real estate depreciation	20,025	16,527
Gain on sale of real estate	(5,308)	(2,122)
Minority interests from continuing operations	(407)	(168)
Minority interests from discontinued operations	442	195

FFO	$15,015	$14,727

Income per share - fully diluted	$0.01	$—
FFO per share and unit - fully diluted	$0.24	$0.24

Weighted-average basic and diluted shares outstanding	57,620	57,473
Weighted-average diluted shares and units outstanding	63,241	62,659

Dividend per common share and unit	$0.18	$0.29
Payout ratio of FFO (Dividend per share divided by FFO per share)	76%	121%